UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2016

FleetCor Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-35004	72-1074903
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5445 Triangle Parkway, Suite 400, Norcross, Georgia		30092
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(770) 449-0479

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 8, 2016, FleetCor Technologies, Inc. held its 2016 Annual Meeting of Stockholders (the "Annual Meeting"). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. A total of 80,589,777 shares were represented at the Annual Meeting. The following matters were submitted to a vote of the stockholders.

I. Elect three Class III Directors nominated by the Board of Directors:

NOMINEES

Ronald F. Clarke
FOR: 74,095,379
WITHHELD: 1,841,108
Broker Non-votes: 4,653,290

Joseph W. Farrelly
FOR: 68,753,078
WITHHELD: 7,183,409
Broker Non-votes: 4,653,290

Richard Macchia
FOR: 75,230,093
WITHHELD: 706,398
Broker Non-votes: 4,653,290

II. Ratify the selection of Ernst & Young LLP as FleetCor’s independent auditor for 2016:

FOR: 80,085,785
AGAINST: 258,250
ABSTAIN: 245,742

III. Stockholder proposal regarding proxy access for director nominations by stockholders:

FOR: 47,148,034
AGAINST: 28,534,550
ABSTAIN: 253,903
Broker Non-votes: 4,653,290

IV. Stockholder proposal regarding board diversity and reporting:

FOR: 46,480,010
AGAINST: 17,704,530
ABSTAIN: 11,751,945
Broker Non-votes: 4,653,292

V. Stockholder proposal regarding majority voting in uncontested director elections:

FOR: 65,710,141
AGAINST: 1,157,843
ABSTAIN: 9,068,501
Broker Non-votes: 4,653,292

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FleetCor Technologies, Inc.

June 10, 2016	By:	Sean Bowen

Name: Sean Bowen
Title: General Counsel